


<ARTICLE>                     5

<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Balance Sheet & Consolidated Statement of Income and is qualified in its entirety by reference to such financial statements. Amounts in thousands of dollars, except per share amounts.

Earnings per share amounts on this financial data schedule have been restated
for the adoption of Statement of Financial Accounting Standards No. 128,
Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share.
</LEGEND>
<MULTIPLIER>                  1000


<PERIOD-TYPE>                               12-MOS               12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996        DEC-31-1995
<PERIOD-END>                               DEC-31-1996        DEC-31-1995
<CASH>                                         261,370            251,430
<SECURITIES>                                    56,613             45,503
<RECEIVABLES>                                  253,484            253,913
<ALLOWANCES>                                     8,733              8,602
<INVENTORY>                                    369,078            414,547
<CURRENT-ASSETS>                             1,006,356          1,035,977
<PP&E>                                         878,224            839,206
<DEPRECIATION>                                 410,427            370,621
<TOTAL-ASSETS>                               1,506,913          1,534,269
<CURRENT-LIABILITIES>                          280,464            276,401
<BONDS>                                          8,289             11,616
<PREFERRED-MANDATORY>                                0                  0
<PREFERRED>                                          0                  0
<COMMON>                                        14,470             14,470
<OTHER-SE>                                   1,062,067          1,102,090
<TOTAL-LIABILITY-AND-EQUITY>                 1,506,913          1,534,269
<SALES>                                      1,436,053          1,439,487
<TOTAL-REVENUES>                             1,436,053          1,439,487
<CGS>                                          778,816            746,971
<TOTAL-COSTS>                                1,094,344          1,053,843
<OTHER-EXPENSES>                                38,302            (12,871)
<LOSS-PROVISION>                                 1,564              1,632
<INTEREST-EXPENSE>                               2,740              3,160
<INCOME-PRETAX>                                299,103            393,723
<INCOME-TAX>                                   109,209            144,906
<INCOME-CONTINUING>                            189,894            248,817
<DISCONTINUED>                                       0                  0
<EXTRAORDINARY>                                      0                  0
<CHANGES>                                            0                  0
<NET-INCOME>                                   189,894            248,817
<EPS-PRIMARY>                                     1.71               2.24
<EPS-DILUTED>                                     1.70               2.22


